Exhibit 99.1

HIMALAYA TECHNOLOGIES NOTIFIES INVESTORS OF PLANNED DELISTING; MULLS LAWSUIT AGAINST FINRA

Pittsburgh, PA, May 25, 2023 – Himalaya Technologies, Inc. (OTC: HMLA) is herein providing an update to investors and creditors, also filed via Form 8-K on the SEC’s EDGAR system, regarding its liquidity, listing status with OTC Markets, and incomplete corporate actions review process with FINRA. Investors are cautioned to evaluate the Company’s full set of SEC filings and news releases to make an informed evaluation of the Company’s securities:

Form 8-K Filed with the SEC’s EDGAR System – May 25, 2023

On May 24, 2023, Himalaya Technologies, Inc. notified its creditors, auditors, financial advisors and Transfer Agent that the Company does not have funding in place to continue SEC reporting and therefore expects to be delisted to the OTC Expert Market on or around June 16, 2023. Our inability to fund our operations is due to FINRA’s inexplicable refusal to approve shareholder actions for a name change, share increases and creation of new classes of stock, despite management’s provision to FINRA of hundreds of pages of SEC and state filings, legal documents, resolutions, affidavits, explanations, conference call transcripts, and other exhibits.

The compendium of information provided to FINRA over thirteen (13) months in hundreds of emails includes numerous SEC filings of Form 10-12G and Forms 10-12G/A-1-2-3-4 qualified by the SEC on April 6, 2022, a Form 10-K, numerous Forms 10-Q, a Form 1A, Forms 1A/A-1-2-3-4-5-6-7-8, a Form 1A/A-W withdrawal after our Tier 2 Reg A+ offering was previously qualified by the SEC, and multiple Forms 8-K for material information disclosure. In total, these SEC filings along with the provision of all Secretary of State filings since we were incorporated nearly 20 years ago on or around July 8, 2003 in Nevada, in management’s opinion, overwhelmingly support information needed by any reasonable body, agency, Court of Law, or man or woman of any jury, or council to consider and approve our shareholder action filed on June 28, 2021 and approved and stamped by the Secretary of State of Nevada on June 30, 2021.

Our shareholder action included approval of a name change to “Himalaya Technologies, Inc.” from “Homeland Resources Ltd.”, an increase in our authorized common shares to one billion from 100,000,000, an increase in authorized Series A Preferred shares to 130,000,000 from 10,000,000, the creations of a new class of Series B preferred shares and a new class of Series C preferred shares and supporting conversion and voting terms for the Preferred A-B-C classes. We had certain shareholder action filing deficiencies noted by FINRA which we have cured; however, FINRA is challenging our management team’s and prior management’s authority to act as Officers, requesting immaterial resolutions and explanations that our state and federal filings and management affidavits under penalty of felony perjury overwhelmingly address, in our view.

FINRA inexplicably will not recognize the rules of business law in the State of Nevada where we are incorporated, the filings and implied consent of our actions by the SEC whom it reports to, and even the 14th Amendment of the Constitution of the United States allowing citizens to obtain lawful employment and achieve prosperity free from government interference.

Against this backdrop, management is preparing to delist the Company’s common stock to the OTC Expert Market by unwinding all corporate actions taken since June 2021. Meanwhile, we are interviewing law firms to pursue legal action against FINRA for the irreparable damage it has caused our shareholders, creditors, former business partners, acquisitions, minority investments, and affiliates.

There are no assurances Himalaya will be successful in continuing its business in any fashion, or that we will successfully resolve any future potential legal action against FINRA or other related government agencies responsible for reviewing OTC Corporate Actions and FINRA itself. Interested parties should contact the Company at its investor relations email listed below.

About Himalaya Technologies, Inc.

Himalaya Technologies, Inc. (https://www.himalayatechnologies.com/) is a publicly traded entity (OTC: HMLA) focusing on minority and majority investments in businesses seeking access to growth capital to fulfill their own business plans and create value for their stakeholders and the Company’s debt and equity investors.

Forward Looking Statements:

Statements in this press release about our future expectations, including without limitation, the likelihood that Himalaya Technologies, Inc. will be able to meet minimum sales expectations, be successful and profitable in the market, bring significant value to Himalaya’s stockholders, and leverage capital markets to execute its growth strategy, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties and are subject to change at any time, and our actual results could differ materially from expected results. The Company undertakes no obligation to update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this statement or to reflect the occurrence of unanticipated events, except as required by law. Himalaya’s business strategy described in this press release is subject to innumerable risks, most significantly, whether the Company is successful in securing adequate financing. No information in this press release should be construed in any form shape or manner as an indication of the Company’s future revenues, financial condition, or stock price, nor is it a solicitation for investment.

Investor Contact:

Investor Relations
(630) 708-0750
IR@himalayatechnologies.com